EXHIBIT 10.1
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 31, 2026, is by and among Summit Midstream Corporation, a Delaware corporation (the “Company”), Summit Midstream Partners, LP, a Delaware limited partnership (“SMLP” and together with the Company, collectively “Summit”), Tall Oak Midstream Holdings, LLC, a Delaware limited liability company ( “Tall Oak Midstream Holdings”) and, solely for purposes of Section 5.3 and Section 8.16, Connect Midstream, LLC, a Delaware limited liability company (“Connect Midstream”). Each of Summit and Tall Oak Midstream Holdings are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”
PRELIMINARY STATEMENT
On the terms and subject to the conditions set forth in this Agreement, at the Closing, Summit desires to issue and sell to Tall Oak Midstream Holdings, and Tall Oak Midstream Holdings desires to purchase from Summit, the Equity Consideration (as defined herein) as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
Section 1.Definitions.
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Action” means any action, arbitration, audit, examination, investigation, inquiry, proceeding, hearing, litigation, arbitration or suit (whether civil, criminal, administrative, judicial or investigative,) by or before any Governmental Authority.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided that for purposes of this Agreement, (a) Summit and its Subsidiaries will not be deemed an Affiliate of Tall Oak Midstream Holdings or its Subsidiaries and (b) Tall Oak Midstream Holdings and its Subsidiaries will not be deemed an Affiliate of Summit or its Subsidiaries.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Contract” means any legally binding contract, agreement, lease, obligation, purchase order, instrument, or other commitment or undertaking, whether written or oral.
“Encumbrance” means any lien (statutory or otherwise), charge, encumbrance, mortgage, pledge, hypothecation, security interest, deed of trust, option, preemptive right, right of first refusal or first offer, or similar restriction any Third Party.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fraud” means actual and intentional Delaware common law fraud; with respect to the making of any representation or warranty set forth in this Agreement or in any certificate delivered pursuant to the terms hereof, as applicable; provided, that such actual or intentional fraud of such Party shall be deemed to exist only if (a) such Party had (i) actual knowledge that such representation or warranty was false when made (as opposed to any fraud claim based on imputed knowledge, constructive knowledge, negligent or reckless misrepresentation or a similar theory) and (ii) a specific intention to induce the Party to whom such representation or warranty was made to act or refrain from acting in reliance upon it; (b) such Party to whom such representation or warranty was made, in justifiable reliance upon such false representation or warranty, took or refrained from taking action; and (c) such Party to whom such representation or warranty is made suffered actual loss by reason of such reliance.
“GAAP” means generally accepted accounting principles as in effect in the United States for financial reporting, applied consistently with past practices on a consistent basis.
“Governmental Authority” means any (a) federal, state, municipal, provincial, tribal or local (whether domestic or foreign) government (or department or subdivision thereof) and (b) federal, state, municipal, provincial, tribal or local (whether domestic or foreign) court of competent jurisdiction, commission, board, bureau, commission agency, or arbitration tribunal or other governmental, administrative or regulatory authority or instrumentality, arbitrator or other body administering alternative dispute resolution.
“Independent Directors” means the directors on the Board of Directors other than (i) directors designated by Tailwater Capital LLC or its Affiliates, and (ii) the Chief Executive Officer of the Company.
“IRRA” means the Investor and Registration Rights Agreement, dated December 2, 2024, by and among the Company, Tall Oak Midstream Holdings, Connect Midstream and Tall Oak Midstream Investments, LLC, as the same may be amended.

“Knowledge” means, with respect to the Company, the actual knowledge of Heath Deneke, Bill Mault or James Johnston.
“Laws” means any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments, injunctions and decrees.
“Material Adverse Effect” means (x) any result, change, effect, event, circumstance, development, condition or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, condition (financial or otherwise) or results of operations of Summit and its Subsidiaries, taken as a whole, or (y) any change, event, occurrence or development with respect to Summit that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Closing; provided, however, that in no event will any result, change, effect, event, circumstance, development, condition or occurrence that arises out of or results from any of the following be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect with respect to the foregoing clause (x): (a) the execution, pendency or announcement of this Agreement and the transactions contemplated hereby or by any Transaction Document (including the impact thereof on the relationship of Summit or any of its Subsidiaries with their respective customers, partners, employees, financing sources, vendors, suppliers, licensors, licensees or others having relationships with Summit or any of its Subsidiaries); (b) changes or conditions affecting the crude oil, natural gas and natural gas liquids transportation, treatment, processing or storage industries generally or in the general geographic areas where any of Summit or any of its Subsidiaries’ assets are located or in the general geographic areas where Summit or its Subsidiaries operate (including changes in commodity prices, general market prices and regulatory changes affecting such industries or geographic areas generally); (c) changes in general economic, capital markets, regulatory, trade policy or political conditions in the United States or elsewhere (including interest rate fluctuations); (d) changes in Law, GAAP or regulatory accounting requirements or interpretations thereof, or any action required to be taken to comply with such changes; (e) fluctuations in currency exchange rates; (f) acts of war, insurrection, or terrorism (including hostilities involving Russia and Ukraine), the outbreak or escalation of hostilities involving the United States (including involving Iran), the declaration by the United States of a national emergency or war; (g) any act or omission to act by Summit or its Affiliates in accordance with this Agreement or any Transaction Document, or taken (or omitted to be taken) with the written consent of Tall Oak Midstream Holdings; (h) any failure of Summit or any of its Subsidiaries to meet any projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided, however, that this clause (h) shall not prevent a determination that any change or effect underlying such failure has resulted in a Material Adverse Effect); (i) changes, events, occurrences or developments arising from or related to epidemics, pandemics (including COVID-19) or disease outbreaks or any worsening thereof; (j) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God; or (k) the matters set forth in the Company’s filings with the SEC; provided further, that any result, change, effect, event, circumstance, development, condition or occurrence referred to in the immediately preceding clauses (b) through (f), and clauses (i) through (j) will be taken into account for purposes of determining whether there has been a

Material Adverse Effect to the extent such result, change, effect, event, circumstance, development, condition or occurrence disproportionately and adversely affects Summit and its Subsidiaries, taken as a whole, as compared to other participants in the domestic midstream oil and gas industry in the general geographic areas where any of Summit’s or its Subsidiaries’ assets are located or in which Summit or its Subsidiaries operate.
“Organizational Documents” means, with respect to any entity, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such entity, including any amendments thereto.
“Person” means an individual or firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Representatives” means, as to any Person, its Affiliates and its and their respective directors, managers, officers, employees, agents, attorneys, accountants and financial advisors.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Purchase Price” means $42,000,000.
“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.
“Summit Fundamental Representations” means the representations and warranties of Summit set forth in Section 3.1 (“Organization; Authority”), Section 3.2(a) (“No Conflicts”), Section 3.4 (“Issuance of the Equity Consideration; Exemption from Registration”), Section 3.5 (“Capitalization”), and Section 3.11 (“Brokers and Finders”).
“Tall Oak Midstream Holdings Fundamental Representations” means the representations and warranties of Tall Oak Midstream Holdings set forth in Section 4.1 (“Organization;

Authority”), Section 4.2(a) (“No Conflicts”), Section 4.6 (“Sufficient Funds”) and Section 4.9 (“Brokers and Finders”).
“Tall Oak Midstream Investments” mean Tall Oak Midstream Investments II, LLC, a Delaware limited liability company (successor to Tall Oak Midstream Investments, LLC).
“Tax” or “Taxes” means any U.S. federal, state or local or non-U.S. taxes, assessments or similar governmental charges imposed by any taxing authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, margin, profits, net proceeds, alternative or add-on minimum, inventory, goods and services, capital stock, license, registration, leasing, user, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, property, fuel, excess profits, premium, windfall profit, deficiency and estimated taxes, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority with respect thereto.
“Tax Return” means any return, report, information return, claim for refund, declaration of estimated Taxes or similar filing (including any attached schedules and supplements and any amendments thereof) filed or required to be filed with any taxing authority respect to Taxes.
“Third Party” means any Person other than the Company, Tall Oak Midstream Holdings or their respective Affiliates.
“Transaction Documents” means this Agreement (including all exhibits and schedules to this Agreement), the Release Agreement, by and among the Company, SMLP and Tall Oak Midstream Holdings, dated as of the Closing Date, and any other documents, certificates or agreements executed or delivered in connection with the consummation of the transactions contemplated by this Agreement.
1.2Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:
Defined Term    Section
Agreement    Preamble
Annual Meeting    5.3(b)
Closing    2.2
Closing Date    2.2
Company    Preamble
Connect Midstream    Preamble
Designated Entity    2.4
Designated Equity    2.4
Equity Consideration    2.1(a)
NYSE     3.3
Outside Date    7.1(b)
Required Approvals    3.3
Required SEC Filings    3.6
SEC Filings    3.6

SMLP    Preamble
SPA Intended Tax Treatment    8.1
Summit    Preamble
Summit Counsel     8.18(a)
Tall Oak Midstream Holdings    Preamble
Transfer    5.2(a)
1.3Construction. Any reference in this Agreement to a “Section,” “Exhibit” or “Schedule” refers to the corresponding Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract as of a given date means the Contract as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified.
Section 2.Issuance and Closing.
2.1Purchase and Sale of Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to Tall Oak Midstream Holdings, and Tall Oak Midstream Holdings agrees to purchase from the Company, 1,351,351 shares of Common Stock (the “Equity Consideration”) in exchange for the payment by or on behalf of Tall Oak Midstream Holdings to the Company of the Share Purchase Price. Immediately prior to the Closing, the Company will contribute the Equity Consideration to SMLP, and SMLP shall deliver the Equity Consideration to Tall Oak Midstream Holdings (or its Designated Entity(ies) pursuant to Section 2.4) at the Closing in accordance with this Section 2.1.
2.2Closing and Closing Date. The closing of the purchase, sale and issuance of the Equity Consideration(the “Closing”), shall take place via the virtual exchange of documents and shall occur not later than the third Business Day following the date on which the last of the conditions set forth in Section 6 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as Summit and Tall Oak Midstream Holdings may agree in writing. Once the conditions set forth in Section 6 have been satisfied or waived in writing by the applicable Party or Parties, the Parties shall proceed with the Closing in accordance with this Section 2.2. All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” The Closing shall be deemed effective as of 12:01 am central standard time on the Closing Date.
2.3Closing Deliveries.
(a)At the Closing, Summit will deliver or cause to be delivered to Tall Oak Midstream Holdings the following:
(i)a certificate executed by a duly authorized officer of the Company certifying that the conditions set forth in Sections 6.1(a), 6.1(b) and 6.1(d) have been satisfied;
(ii)written notice from the Company or its transfer agent evidencing the issuance of the Equity Consideration registered in the name of Tall Oak Midstream Holdings (or its Designated Entity(ies)); and
(iii)a duly completed and executed Internal Revenue Service Form W-9 of the Company.
(b)At the Closing, Tall Oak Midstream Holdings will deliver or cause to be delivered to Summit the following:
(i)a certificate executed by a duly authorized officer or other duly authorized individual of Tall Oak Midstream Holdings certifying that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied;
(ii)the Share Purchase Price by wire transfer of U.S. dollars in immediately available funds to an account specified to Tall Oak Midstream Holdings in writing by Summit at least one (1) Business Day prior to the Closing;
(iii)a duly completed and executed Internal Revenue Service Form W-9 of Tall Oak Midstream Holdings and, to the extent that Tall Oak Midstream Holdings notifies Summit pursuant to Section 2.4 of its intent to designate Tall Oak Midstream Investments and/or Connect Midstream to receive all or any portion of the Equity Consideration, a duly completed and executed Internal Revenue Service Form W-9 of Tall Oak Midstream Investments and/or Connect Midstream, as applicable; provided that the sole remedy for the failure of Tall Oak Midstream Holdings, Tall Oak Midstream Investments or Connect Midstream to deliver the Internal Revenue Service Form W-9 pursuant to this Section 2.3(b)(iii) shall be Summit’s right to withhold with respect to amounts payable to the applicable payee; and
(iv)at least one (1) Business Day prior to Closing, a schedule summarizing the expenses of Tall Oak Midstream Holdings for which Tall Oak Midstream Holdings seeks reimbursement pursuant to Section 8.1(b), along with reasonable supporting documentation.
2.4Designation of Entities to Receive Equity Consideration. Tall Oak Midstream Holdings may, by written notice to Summit delivered not later than one (1) Business Day prior to the Closing, designate Tall Oak Midstream Investments and/or Connect Midstream (each, a “Designated Entities”) to be the registered holder(s) of all or any portion of the Equity Consideration to be issued and sold to Tall Oak Midstream Holdings hereunder. Such notice shall set forth the name, address and other customary delivery instructions of each Designated

Entity and the number of shares of Common Stock to be issued in the name of such Designated Entity (the “Designated Equity”). Upon receipt of any such notice and contingent on the Closing, Summit shall, in lieu of issuing the Designated Equity in the name of Tall Oak Midstream Holdings, issue such Designated Equity in the name of the applicable Designated Entity(ies) in accordance with such notice. For the avoidance of doubt, the issuance of any Designated Equity to any Designated Entity pursuant to this Section 2.4 shall not constitute an assignment of this Agreement by Tall Oak Midstream Holdings, and Tall Oak Midstream Holdings shall remain liable for the performance of all obligations under this Agreement.
Section 3.Representations and Warranties of Summit. Except as disclosed in Summit’s SEC Filings filed with or publicly furnished to the SEC on or after December 31, 2023 (but excluding any disclosure contained in any such filings under the heading “Risk Factors” or “Cautionary Statements” or similar heading (other than any factual information contained within such disclosure)), each of the Company and SMLP, severally and not jointly, hereby represents and warrants to Tall Oak Midstream Holdings as of the date of this Agreement and, if the Closing occurs, as of the Closing Date (except with respect to those representations and warranties that are expressly made as of a specific date, which representations and warranties are made only as of such specific date) as follows:
3.1Organization; Authority.
(a)Each of the Company and SMLP is a legal entity duly formed and organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate, partnership, limited liability company or other applicable corporate power and authority to carry on its business as it is now being conducted and to own, operate, lease, use and maintain the properties it now owns, operates, leases, uses or maintains.
(b)Each Subsidiary of Summit is a legal entity duly formed and organized, validly existing, and in good standing under the Laws of the state of its formation, and has all requisite corporate, partnership, limited liability company or other applicable corporate power and authority to carry on its business as it is now being conducted and to own, operate, lease, use and maintain the properties it now owns, operates, leases, uses or maintains. Each of Summit and its Subsidiaries is duly licensed, qualified, or otherwise authorized to transact business and is in good standing under the Laws of each jurisdiction in which it has assets or conducts activities that would require it to be so licensed, qualified, or authorized or in good standing, except for any failures to be so qualified or in good standing as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(c)Each of the Company and SMLP has the full right, power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or shall be a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which each of the Company and SMLP is or shall be a party have been duly authorized by all requisite corporate or limited partnership action, as applicable, and no other proceeding on the part of the Company or SMLP is necessary to authorize this Agreement or any of the other Transaction Documents to which it is, or will be, a party. This Agreement and the other Transaction Documents to which the Company or SMLP is or shall be a party have been or will be duly executed and delivered by the Company or SMLP, as applicable, and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and such other Transaction Documents to which the Company or SMLP is or will be a party constitute or will constitute legal, valid and binding obligations of the Company or SMLP, as applicable, enforceable against the Company or SMLP, as applicable, in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in an Action in equity or at law).
3.2No Conflicts. The execution, delivery and performance by the Company and SMLP of this Agreement and the other Transaction Documents to which the Company or SMLP are or will be a party, the consummation by the Company and SMLP of the transactions contemplated hereby and thereby and the issuance and sale of the Equity Consideration do not and will not (a) conflict with or violate any provision of the Organizational Documents of Summit or its Subsidiaries, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Summit or its Subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract to which Summit or any of its Subsidiaries is a party or by which any property or asset of Summit or any of its Subsidiaries is bound or affected or (c) subject to obtaining the Required Approvals, conflict with or result in a violation, in any material respect, of any Law to which Summit or any of its Subsidiaries is subject (including federal and state securities Laws), or by which any property or asset of Summit or any of its Subsidiaries is bound or affected, except in the case of clause (b) and (c), for matters that would not, individually or in the aggregate, have a Material Adverse Effect.
3.3Filings, Consents and Approvals. Neither the Company nor SMLP is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Summit of this Agreement or the other Transaction Documents to which the Company or SMLP is or will be a party and the consummation of the transactions contemplated hereunder or thereunder by Summit, other than (a) the supplemental listing application to the New York Stock Exchange (“NYSE”) for the issuance and sale of the Equity Consideration and (b) such filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).
3.4Issuance of the Equity Consideration; Exemption from Registration.
(a)The Equity Consideration to be issued in accordance with Section 2.1 have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances, (other than (i) Encumbrances created by Tall Oak Midstream Holdings or any of its Affiliates, (ii) restrictions on transfer provided for in Summit’s Organizational Documents, this Agreement or the other Transaction Documents and (iii) transfer restrictions under applicable securities Laws).
(b)Subject to, and in reliance on, the representations, warranties and covenants made in this Agreement by Tall Oak Midstream Holdings, the issuance and sale of the Equity Consideration by Summit is exempt from registration under the Securities Act.
3.5Capitalization.
(a)As of the date of this Agreement, the total number of shares of all classes of stock that the Company is authorized to issue is 72,500,000 shares, consisting of (i) 500,000 shares of preferred stock, par value $0.01 per share, of which 65,508 shares of preferred stock have been designated as Series A Preferred Stock by the Company’s board of directors, (ii) 42,000,000 shares of common stock, par value $0.01 per share, and (iii) 30,000,000 shares of common stock, par value $0.01 per share designated as Blank Check Common Stock, of which 7,471,008 shares of the Blank Check Common Stock have been designated as Class B Common Stock by the Company’s board of directors. As of March 15, 2026, there were (a) 65,508 shares of Series A Preferred Stock outstanding, (b) 12,440,219 shares of Common Stock outstanding, and (c) 6,524,467 shares of Class B Common Stock outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.
(b)The Company owns, directly or indirectly, all of the issued and outstanding equity interests of each Subsidiary of the Company, in each case, free and clear of any Encumbrances, other than Encumbrances arising under the Organizational Documents of the applicable Subsidiary or arising under applicable federal and state securities Laws, and all of such equity interests are duly authorized, validly issued, fully paid and non-assessable (except as such non-assessability may be affected by applicable Law and Summit’s Organizational Documents) and are not subject to any preemptive rights.
3.6SEC Filings; Financial Statements. The Company has timely filed or furnished all forms, statements, schedules, reports and other documents with the SEC required to be filed or furnished by it on or since January 1, 2024. All such forms, reports and other documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, are referred to herein as the “Required SEC Filings,” and such Required SEC Filings, together with any voluntarily filed forms, reports or other documents filed by Summit via EDGAR on or since January 1, 2024 (excluding, in each case, information expressly deemed “furnished” rather than “filed”), are referred to herein as the “SEC Filings.” The Required SEC Filings (i) were filed on a timely basis, and (ii) when filed or furnished, complied in all material respects with applicable requirements of federal securities Laws and the rules and regulations of the SEC thereunder. The SEC Filings did not, at the time they were filed (except to the extent corrected or superseded by a subsequent SEC Filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Filings that are registration statements, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any SEC Filings that are not registration statements. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings and the Company has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation. As of their respective dates, the financial statements included in the SEC Filings (i) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, subject to normal year-end audit adjustments or otherwise as permitted by Form 10-Q of the SEC), and (iii) fairly present (subject in the case of unaudited statements to normal, recurring and year end audit adjustments) in all material respects the consolidated financial position of Summit as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated therein. Neither the Company nor any of its Subsidiaries has any obligations or liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, that would be required to be set forth or reserved for on a consolidated balance sheet of the Company prepared in accordance with GAAP, except for liabilities (i) as and to the extent specifically disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of December 31, 2025, included in the SEC Filings filed or furnished prior to the date of this Agreement, (ii) incurred in the ordinary course of business since December 31, 2025, (iii) incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby or (iv) that would not reasonably be expected to have a Material Adverse Effect.
3.7Internal Accounting and Disclosure Controls. The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of its financial statements for external purposes in accordance with

GAAP. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.
3.8Listing and Maintenance Requirements. The Company has not received any notice from the NYSE of delisting or noncompliance with the applicable listing and governance rules and regulations of the NYSE. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. The Company is in compliance in all material respects with all applicable rules and regulations of the NYSE. No order of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in the Common Stock has been issued and no proceeding for such purposes are, to the knowledge of the Company, pending or contemplated or threatened against the Company by any securities commission, Governmental Authority or the NYSE with respect to any intention by such entity to deregister the Common Stock or prohibit, prevent, suspend or terminate the listing of the Common Stock on the NYSE. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act. Subject to the receipt of the NYSE listing approval with respect to the Equity Consideration, the issuance and sale of the Equity Consideration pursuant to Section 2.1 does not contravene NYSE rules and regulations.
3.9Tax Matters.
(a)All material Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (taking into account any applicable extensions), and such Tax Returns are true, complete and correct in all material respects.
(b)All material Taxes of the Company and each of its Subsidiaries that are due and payable (whether or not shown as due on such Tax Returns) have been timely paid, other than Taxes being contested in good faith and for which appropriate reserves have been established in accordance with GAAP.
(c)No examination or audit of any material Tax Return of the Company or any of its Subsidiaries by any Governmental Authority is pending or has been proposed in writing.
(d)There are no Encumbrances for Taxes imposed on any of the assets of the Company or any of its Subsidiaries (other than statutory Encumbrances for taxes, assessments, governmental charges, or levies that are not yet due or payable or, if due, that are being contested in good faith in appropriate proceedings for which appropriate reserves have been established accordance with GAAP).
(e)Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(f)Neither the Company nor any of its Subsidiaries (i) has any liability for any Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as a transferee or successor under applicable Tax Law, or (ii) is a party to or is bound by any written Tax sharing, Tax allocation or Tax indemnification agreement other than such agreement that is solely among the Company and its Subsidiaries or pursuant to commercial agreements or arrangements entered into in the ordinary course of business not primarily related to Taxes.
3.10Litigation. There are no Actions pending or, to the Knowledge of the Company, threatened against the Company, except such Actions as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which the Company is a party or to materially impair the Company’s ability to perform its respective obligations under the Transaction Documents to which it is or will be a party; or seeks to (a) challenge the validity or enforceability of the obligations of the Company under this Agreement or the obligations of the Company under the other Transaction Documents to which it is or will be a party or (b) enjoin, alter, challenge, delay or prevent the consummation of the transactions contemplated by this Agreement.
3.11Brokers and Finders. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.
3.12Investment Company. The Company is not, and immediately after the Closing, will not be, required to register as an “investment company” or a company “controlled by” an entity required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
3.13No Other Representations and Warranties. THE REPRESENTATIONS AND WARRANTIES OF SUMMIT CONTAINED IN THIS SECTION 3 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES ON BEHALF OF SUMMIT TO TALL OAK MIDSTREAM HOLDINGS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES IN THIS SECTION 3, NEITHER SUMMIT NOR ITS AFFILIATES NOR ANY OTHER PERSON MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED WITH RESPECT TO SUMMIT OR ITS SUBSIDIARIES, INCLUDING ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING SUMMIT OR ITS SUBSIDIARIES MADE AVAILABLE TO TALL OAK MIDSTREAM HOLDINGS AND ITS REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO TALL OAK MIDSTREAM HOLDINGS OR ANY OF ITS REPRESENTATIVES).
Section 4.Representations and Warranties of Tall Oak Midstream Holdings. Tall Oak Midstream Holdings represents and warrants to Summit as of the date of this Agreement and, if the Closing occurs, as of the Closing Date (except with respect to those representations and warranties that are expressly made as of a specific date, which representations and warranties are made only as of such specific date) as follows:
4.1Organization; Authority.
(a)Tall Oak Midstream Holdings is duly formed and organized, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite power and authority to carry on its business as it is now being conducted and to own, operate, lease, use and maintain the assets it now owns, operates, leases, uses or maintains. Tall Oak Midstream Holdings is duly licensed, qualified or otherwise authorized to transact its business and is in good standing under the Laws of each jurisdiction in which it has assets or conducts activities that would require it to be so licensed, qualified, or authorized or in good standing, except where the failure to be so licensed, qualified or authorized or in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to materially impair Tall Oak Midstream Holdings’ ability to perform its obligations under this Agreement and the other Transaction Document to which it is, or will be, a party.
(b)Tall Oak Midstream Holdings has the full right, power, and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is or shall be a party. The execution, delivery and performance of this Agreement and the Transaction Documents to which Tall Oak Midstream Holdings is or shall be a party have been duly authorized by all requisite action on the part of Tall Oak Midstream Holdings and no other proceeding on the part of Tall Oak Midstream Holdings is necessary to authorize this Agreement or any of the Transaction Documents to which it is, or will be, a party. This Agreement and the Transaction Documents to which Tall Oak Midstream Holdings is or shall be a party have been or will be duly executed and delivered by Tall Oak Midstream Holdings, and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute or will constitute legal, valid and binding obligations of Tall Oak Midstream Holdings, enforceable against Tall Oak Midstream Holdings in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in an Action in equity or at law).
4.2No Conflicts. The execution, delivery and performance by Tall Oak Midstream Holdings of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of Tall Oak Midstream Holdings’ Organizational Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Tall Oak Midstream Holdings pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract to which Tall Oak Midstream Holdings or any of its Subsidiaries is a party or by which any property or asset of Tall Oak Midstream Holdings is bound or affected, or (c) subject to obtaining the Required Approvals, conflict with or result in a violation of any Law of any Governmental Authority to which Tall Oak Midstream Holdings or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of Tall Oak Midstream Holdings or any of its Subsidiaries is bound or affected; except in the case of each of clauses (b) and (c), such as would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of Tall Oak Midstream Holdings or (iii) a material adverse effect on Tall Oak Midstream Holdings’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
4.3Own Account. Tall Oak Midstream Holdings is acquiring the Equity Consideration as principal for its own account for investment only and not with a view to or for distributing or reselling the Equity Consideration or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Equity Consideration and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any of the Equity Consideration (this representation and warranty not limiting Tall Oak Midstream Holdings’ right to sell the Equity Consideration in compliance with applicable federal and state securities laws).

4.4Tall Oak Midstream Holdings Status. At the time Tall Oak Midstream Holdings was offered the Equity Consideration, it was, and as of the date of this Agreement it is, and as of the Closing Date it will be, an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act.
4.5Experience of Tall Oak Midstream Holdings.
(a)Tall Oak Midstream Holdings has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Equity Consideration. Tall Oak Midstream Holdings understands that its investment in the Equity Consideration involves a significant degree of risk, including a risk of total loss of Tall Oak Midstream Holdings’ investment. Tall Oak Midstream Holdings is able to bear the economic risk of an investment in the Equity Consideration and is able to afford a complete loss of such investment.
(b)Tall Oak Midstream Holdings has conducted such investigation of the business of Summit as it has deemed necessary in order to make an informed decision concerning the transactions contemplated by this Agreement. Tall Oak Midstream Holdings acknowledges that it has had an opportunity to review the SEC Filings and ask questions of the officers and management of Summit and has been given access to, and has had the opportunity to visit and examine, the assets and the properties of Summit. In furtherance and not in limitation of the foregoing, Tall Oak Midstream Holdings (i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Equity Consideration and (ii) has had an opportunity to discuss with management of Summit the business and financial affairs of Summit to its reasonable satisfaction and to obtain information (to the extent Summit possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access. For the purpose of conducting these investigations, Tall Oak Midstream Holdings has employed the services of its own Representatives and have reviewed such information, and obtained such advice, as Tall Oak Midstream Holdings has deemed necessary or advisable to evaluate the Equity Consideration and the transactions contemplated by this Agreement and the other Transaction Documents. In all matters affecting the condition of Summit’s assets and properties and the contents of the documents, records, reports or other materials in connection with the transactions contemplated hereby, Tall Oak Midstream Holdings is solely relying upon the advice and opinion offered by its own Representatives and the representations and warranties of Summit contained in this Agreement.
(c)In connection with the investigation by Tall Oak Midstream Holdings of Summit and the Equity Consideration, Tall Oak Midstream Holdings has received from Summit and its respective Representatives certain projections, forecasts and other forward-looking information, including projected financial statements, cash flow items, business plans and other data related to Summit and its prospects. Tall Oak Midstream Holdings acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, it is not relying on them and (ii) Tall Oak Midstream Holdings is familiar with such uncertainties and is making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it.
4.6Sufficient Funds. As of the date of this Agreement, Tall Oak Midstream Holdings has sufficient funds presently available, and at the Closing will have sufficient funds available, to deliver the Share Purchase Price in full and to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.
4.7Restricted Securities. Tall Oak Midstream Holdings understands that the Equity Consideration being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Summit is relying upon the truth and accuracy of, and Tall Oak Midstream Holdings’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of Tall Oak Midstream Holdings set forth herein in order to determine the availability of such exemptions and the eligibility of Tall Oak Midstream Holdings to acquire the Equity Consideration. Tall Oak Midstream Holdings understands that, until such time as a registration statement covering the Equity Consideration has been declared effective or the Equity Consideration may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold:
(a)the Equity Consideration will bear a restrictive legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. THE TRANSFER OF THE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT AMONG THE COMPANY, SUMMIT MIDSTREAM PARTNERS, LP, THE PURCHASER OF SUCH SECURITIES AND CONNECT MIDSTREAM, LLC. THE COMPANY AND ITS TRANSFER AGENT WILL NOT BE OBLIGATED TO RECOGNIZE OR GIVE EFFECT TO ANY TRANSFER MADE IN VIOLATION OF SUCH RESTRICTIONS. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.”

Tall Oak Midstream Holdings understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Equity Consideration or the fairness or suitability of the investment in the Equity Consideration nor have such authorities passed upon or endorsed the merits of the offering of the Equity Consideration.
4.8Litigation. There are no Actions pending or, to the knowledge of Tall Oak Midstream Holdings, threatened against Tall Oak Midstream Holdings, except such Actions as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Tall Oak Midstream Holdings is or will be a party or to materially impair Tall Oak Midstream Holdings’ ability to perform its respective obligations under the Transaction Documents to which it is a party; or seeks to (a) challenge the validity or enforceability of the obligations of Tall Oak Midstream Holdings under this Agreement or the obligations of the Company under the other Transaction Documents to which it is or will be a party or (b) enjoin, alter, challenge, delay or prevent the consummation of the transactions contemplated by this Agreement.
4.9Brokers and Finders. No brokerage or finder’s fees or commissions are or will be payable by Tall Oak Midstream Holdings to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.
4.10No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SUMMIT IN SECTION 3 OF THIS AGREEMENT, TALL OAK MIDSTREAM HOLDINGS HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUITY CONSIDERATION OR SUMMIT OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, INCLUDING WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO SUMMIT OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OR (II) ANY ORAL OR WRITTEN INFORMATION PRESENTED TO TALL OAK MIDSTREAM HOLDINGS OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF ITS DUE DILIGENCE INVESTIGATION OF SUMMIT, THE NEGOTIATION OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH TALL OAK MIDSTREAM HOLDINGS IS A PARTY OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF TALL OAK MIDSTREAM HOLDINGS TO RELY ON THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS TO WHICH TALL OAK MIDSTREAM HOLDINGS IS A PARTY OR IN ANY CERTIFICATE DELIVERED HEREUNDER, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY TALL OAK MIDSTREAM HOLDINGS FOR FRAUD.
Section 5.Covenants of the Parties.
5.1Consents and Filings.
(a)The Parties will use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate such transactions, (ii) taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b)The Company will use commercially reasonable efforts to promptly cause the Equity Consideration to be approved for listing on the NYSE, subject only to official notice of issuance.
5.2Transfer Restrictions.
(a)Tall Oak Midstream Holdings and its Affiliates shall be prohibited, from and after the Closing Date until the six month anniversary of the Closing Date, from offering, pledging, selling, contracting to sell, granting any option, right or warrant to purchase, giving, assigning, hypothecating pledging, encumbering, granting a security interest in, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of (including through any hedging or other similar transaction) any economic, voting or other rights in the Equity Consideration held by Tall Oak Midstream Holdings or its Affiliates, in any case, without the prior written consent of the Company as approved by a majority of the Independent Directors.
(b)For the avoidance of doubt, the transfer restrictions set forth in Section 5.2(a) only apply to the Equity Consideration contemplated in this Agreement.
(c)The Company may impose stop transfer instructions to effectuate the provisions of this Section 5.2.
5.3Registration Rights; Waiver.
(a)Notwithstanding anything to the contrary in the IRRA, the Company and Tall Oak Midstream Holdings acknowledge and agree that (i) the IRRA is hereby amended and modified such that the Equity Consideration (collectively, the “Issued Securities”) shall constitute “Registrable Securities” thereunder and (ii) Tall Oak Midstream Investments II, LLC is as a successor in interest to Tall Oak Midstream Investments, LLC under the IRRA and a Permitted Transferee (as defined in the IRRA) of Tall Oak Midstream Holdings. Notwithstanding the requirements of Section 2.01(a) of the IRRA, the Company shall use its commercially reasonable efforts to prepare and file a Registration Statement (as defined in the IRRA), or to amend by Post-Effective Amendment a previously filed Registration Statement, with the SEC covering the resale of all of the Issued Securities for an offering to be made on a continuous basis pursuant to Rule 415, within 90 days of the Closing Date. Subject to the foregoing sentence, the IRRA shall apply to the Issued Securities, mutatis mutandis. For the avoidance of doubt, the Company hereby waives any restrictions under Section 3.11(a) of the IRRA with respect to the issuance of the Equity Consideration to Tall Oak Midstream Holdings as contemplated herein. Except as expressly provided for in this Agreement, all provisions of the IRRA shall remain in full force and effect. By its execution hereof, Connect Midstream hereby consents to the amendments to the IRRA provided for in this Section 5.3.
(b)Tall Oak Midstream Holdings hereby agrees that, at the annual meeting of the Company’s stockholders to be held in 2026 (including any adjournments or postponements thereof) (the “Annual Meeting”), Tall Oak Midstream Holdings shall, and shall instruct its Affiliates (including Connect Midstream) to, be present in person or by proxy and to vote (or cause to be voted) all shares of Common Stock (including the Equity Consideration) and all shares of Class B Common Stock beneficially owned by Tall Oak Midstream Holdings or its Affiliates (including Connect Midstream) as of the record date for the Annual Meeting (i) in favor of each proposal that the Board of Directors recommends that the Company’s stockholders approve, and (ii) against each proposal that the Board of Directors recommends that the Company’s stockholders vote against, in each case as such recommendations are set forth in the proxy statement (or any supplement thereto) distributed by the Company in connection with the Annual Meeting.

Section 6.Closing Conditions.
6.1Conditions to the Obligation of Tall Oak Midstream Holdings. The obligation of Tall Oak Midstream Holdings to complete the transactions contemplated by this Agreement is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (any of which may be waived by Tall Oak Midstream Holdings, in whole or in part):
(a)(i) each of the Summit Fundamental Representations shall be true and correct in all respects on and as of the Closing Date as if made on the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date) except for de minimis inaccuracies, and (ii) all representations and warranties given by Summit and contained in Section 3 other than the Summit Fundamental Representations given by Summit, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date), except, in the case of this clause (ii), for such breaches, if any, of such representations and warranties that, when taken as a whole, would not constitute a Material Adverse Effect;
(b)all of the covenants and agreements Summit is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects and Summit shall have delivered, caused to be delivered, or be ready, willing and able to deliver at the Closing, to Tall Oak Midstream Holdings or the applicable required Person, all of the closing deliveries set forth in Section 2.3(a);
(c)no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order or Law which is in effect as of the Closing Date and has the effect of (A) making the transactions contemplated by this Agreement illegal or (B) otherwise restraining or prohibiting the consummation of any transactions contemplated by this Agreement; and
(d)since the date of this Agreement, no Material Adverse Effect shall have occurred.
6.2Conditions to the Obligation of Summit. The obligation of Summit to complete the transactions contemplated by this Agreement is subject to the satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions (any of which may be waived by Summit, in whole or in part):
(a)(i) each of Tall Oak Midstream Holdings Fundamental Representations shall be true and correct in all respects on and as of the Closing Date as if made on the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date) except for de minimis inaccuracies, and (ii) all representations and warranties given by Tall Oak Midstream Holdings and contained in Section 4 other than Tall Oak Midstream Holdings Fundamental Representations given by Tall Oak Midstream Holdings, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (other than any such representation or warranty that is made as of a specified date, which shall be true and correct as of such specified date), except, in the case of this clause (ii), for such breaches, if any, of such representations and warranties that, when taken as a whole, would not result in (x) a material adverse effect on the legality, validity or enforceability of this Agreement, or (y) a material adverse effect on Tall Oak Midstream

Holdings’ ability to perform in any material respect on a timely basis its obligations under this Agreement;
(b)all of the covenants and agreements Tall Oak Midstream Holdings is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects and Tall Oak Midstream Holdings shall have delivered, caused to be delivered, or be ready, willing and able to deliver at the Closing, to Summit or the applicable required Person, all of the closing deliveries set forth in Section 2.3(b) (other than Section 2.3(b)(iii));
(c)no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order or Law which is in effect as of the Closing Date and has the effect of (A) making the transactions contemplated by this Agreement illegal or (B) otherwise restraining or prohibiting the consummation of any transactions contemplated by this Agreement; and
(d)all Required Approvals, in such form as are reasonably acceptable to Summit, shall have been obtained or given and are in full force and effect as of the Closing.
Section 7.Termination of the Agreement.
7.1Termination Events. This Agreement may be terminated prior to the Closing:
(a)by mutual written consent of Summit and Tall Oak Midstream Holdings;
(b)by Summit, by written notice to Tall Oak Midstream Holdings, if the Closing has not occurred (other than if the breach of any provision of this Agreement by Summit has primarily contributed to the failure of, or has prevented, the Closing to be consummated by such time) on or before April 1, 2026 (the “Outside Date”);
(c)by Tall Oak Midstream Holdings, by written notice to Summit, if the Closing has not occurred (other than if the breach of any provision of this Agreement by Tall Oak Midstream Holdings has primarily contributed to the failure of, or has prevented, the Closing to be consummated by such time) on or before the Outside Date;
(d)by either Summit or Tall Oak Midstream Holdings, by written notice to the other Party, if any Governmental Authority has issued a nonappealable final judgment, order or decree or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any Party whose failure to fulfill any material covenant or agreement under this Agreement has been the primary cause of or resulted in the action or event described in this Section 7.1(d) occurring;
(e)by Tall Oak Midstream Holdings, by written notice to Summit, if Summit has breached any of its applicable representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or Summit has failed to perform any of its applicable covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.1 and (B) is incapable of being cured, or is not cured by Summit by the earlier of (x) the Outside Date and (y) 30 days following receipt of written notice from Tall Oak Midstream Holdings of such breach or failure; or

(f)by Summit, by written notice to Tall Oak Midstream Holdings, if Tall Oak Midstream Holdings has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or has failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2 and (ii) is incapable of being cured, or is not cured by Tall Oak Midstream Holdings by the earlier of (A) the Outside Date and (B) 30 days following receipt of written notice from Tall Oak Midstream Holdings of such breach or failure.
7.2Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement and all rights and obligations of the Parties under this Agreement will automatically end without any liability or obligation of any Party or its Affiliates, except that (a) Section 8 (except for Section 8.9 and Section 8.16) and this Section 7.2 will remain in full force and survive any termination of this Agreement and (b) in the event of an intentional or material breach of this Agreement by a Party, the other Party’s right to pursue all remedies will survive such termination unimpaired.
Section 8.Miscellaneous.
8.1Fees and Expenses.
(a)Except as set forth in Section 8.1(b), whether or not the transactions contemplated by this Agreement are consummated, each Party will pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its advisors and Representatives.
(b)If the Closing occurs, Summit shall pay for or reimburse Tall Oak Midstream Holdings for all actual, reasonable and documented fees and expenses incurred by or on behalf of Tall Oak Midstream Holdings in connection with the negotiation, documentation, signing and closing of the transactions contemplated by the Transaction Documents; provided that in no event shall such payment or reimbursement amount exceed $150,000.
8.2Notices. Any notice, request, instruction, waiver or other communication to be given hereunder by any party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid (return receipt requested), sent by messenger or overnight delivery service, or sent by e-mail (without notice of failed delivery) to the addresses of the parties as follows:
If to Summit:
Summit Midstream Corporation
910 Louisiana Street, Suite 4200
Houston, Texas 77002
Attention: Legal Department
Email: Legal@summitmidstream.com
with a copy (which shall not constitute notice) to:
Troutman Pepper Locke LLP
600 Travis Street, Suite 2800
Houston, Texas 77002

Attention: H. William Swanstrom; Jennie Simmons
Email:    Bill.Swanstrom@troutman.com; Jennie.Simmons@troutman.com
If to Tall Oak Midstream Holdings:
Tailwater Capital LLC
4020 Maple Avenue, Suite 200
Dallas, Texas 75219
Attention: Jason Downie; Stephen Lipscomb
Email: jdownie@tailwatercapital.com; slipscomb@tailwatercapital.com with a copy to (which shall not constitute notice but shall be necessary for proper notice):
Kirkland & Ellis LLP
4550 Travis Street
Dallas, Texas 75205
Attention: Kevin T. Crews, P.C.
E-mail:     kevin.crews@kirkland.com

or at such other address as a party may designate by written notice to the other party in the manner provided in this Section 8.2. Notice by mail shall be deemed to have been given and received on the third day after posting. Notice by messenger, overnight delivery service or personal delivery shall be deemed given on the date of actual delivery. Notice by email transmission shall be deemed given on the date of actual delivery when transmitted between 12:01 a.m. and 6:00 p.m. Houston, Texas time on a Business Day, or at 8:00 a.m. on the following Business Day if transmitted after 6:00 p.m.
8.3Entire Agreement. This Agreement and the Transaction Documents, together with the exhibits and schedules thereto, and the IRRA contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.
8.4Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Summit and Tall Oak Midstream Holdings or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
8.5Survival.
(a)Except in the case of Fraud or the Summit Fundamental Representations or Tall Oak Midstream Holdings Fundamental Representations, no representations or warranties of Summit or Tall Oak Midstream Holdings shall survive the Closing. The Fundamental Representations, and any claims for Fraud, shall survive the Closing until the expiration of the applicable statute of limitations, and shall then expire. All covenants contained in this

Agreement required to be performed or complied with in whole or in part after the Closing Date will survive the Closing until the expiration of the applicable statute of limitations or for such shorter period specified in this Agreement. Notwithstanding the preceding sentence, any claim for breach of the Fundamental Representations or Fraud that is to be brought under this Agreement shall survive the time at which it would otherwise have expired if written notice containing good-faith allegation of the inaccuracy thereof giving rise to such claim shall have been given to Summit or Tall Oak Midstream Holdings, as applicable, prior to such time.
(b)Except in the case of Fraud, the exclusive remedy for any Party to this Agreement, for any claim arising out of an alleged breach of the Fundamental Representations, will be to bring a claim for a breach of contract in respect of such Fundamental Representation, to the extent permitted under this Agreement; provided that in no event shall any Party have any liability hereunder for any exemplary, punitive or similar damages, or for any loss of future revenue, profits or income, or for damages measured as a multiple of earnings, revenue or any other performance metric, except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a Third Party.
8.6Successors and Assigns. This Agreement will be binding upon the Parties and their respective successors and assigns and will inure to the benefit of the parties and their respective successors and permitted assigns. Summit may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of Tall Oak Midstream Holdings. Tall Oak Midstream Holdings may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of Summit.
8.7No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
8.8Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
8.9Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by any party in accordance with their specific terms or were otherwise breached by such Party. The Parties accordingly agree that, in addition to any other remedy to which the parties are entitled at law or in equity, each Party is entitled to seek injunctive relief to prevent breaches of this Agreement by the other Party and otherwise to enforce specifically the provisions of this Agreement against the other party. Each party expressly waives any requirement that the other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
8.10Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Agreement or any other Transaction Document is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
8.11Construction. The Parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto.
8.12Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the internal procedural and substantive laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the construction, validity, enforcement and interpretation of this Agreement or any other Transaction Document (whether brought against a party to this Agreement or its respective Affiliates, directors, officers, stockholders, employees or agents) will be solely and exclusively subject to the jurisdiction (a) in the United States District Court for the State of Delaware and (b) in a state court of the State of Delaware located in the County of Wilmington. Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the foregoing courts for the adjudication of any dispute arising in connection with this Agreement or any other Transaction Document and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any other manner permitted by law.
8.13WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.
8.14Counterparts and Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
8.15Further Assurances. At any time or from time to time after the Closing, the Parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties hereunder or thereunder.
8.16Connect Midstream. By its execution hereof, Connect Midstream represents and warrants to the other Parties as of the date of this Agreement and, if Closing occurs, the Closing Date as follows: Connect Midstream is duly formed and organized, validly existing, and in good standing under the Laws of the State of Delaware; Connect Midstream has the full right, power, and authority to enter into this Agreement; and the execution and delivery of this Agreement by

Connect Midstream has been duly authorized by all requisite action on the part of Connect Midstream and no other proceeding on the part of Connect Midstream is necessary to authorize this Agreement. The representations and warranties provided by Connect Midstream in this Section 8.16 shall survive the Closing until the expiration of the applicable statute of limitations and shall then expire.
8.17Legal Representation; Attorney-Client Privilege.
(a)It is acknowledged by each of the Parties that Troutman Pepper Locke LLP (“Summit Counsel”) represented Summit and its Subsidiaries in connection with the negotiation of this Agreement and the other Transaction Documents. Tall Oak Midstream Holdings agrees, and shall cause its Affiliates to agree, that, following consummation of the transactions contemplated by this Agreement, such representation and any prior representation of Summit and its Subsidiaries by Summit Counsel shall not preclude Summit Counsel from serving as counsel to Summit or its Subsidiaries or any of their respective Affiliates or any director, manager, member, equityholder, partner, officer or employee of the foregoing, in connection with any matter in which the interests of Summit or its Affiliates, on one hand, and Tall Oak Midstream Holdings or any of its Affiliates, on the other hand, are adverse, including any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the other Transaction Documents.
(b)Tall Oak Midstream Holdings shall not, and shall cause its Affiliates not to, seek to or have Summit Counsel disqualified from representing Summit or its Subsidiaries or any of their respective Affiliates related to this Agreement based upon the prior representation of Summit and its Subsidiaries by Summit Counsel. Each of the Parties consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 8.17 shall not be deemed exclusive of any other rights to which the Summit Counsel is entitled whether pursuant to law, contract or otherwise.
(c)Summit and Tall Oak Midstream Holdings agree that any attorney-client privilege, attorney work-product protection and expectation of client confidence attaching as a result of Summit Counsel’s representation of Summit and its Subsidiaries in connection with the negotiation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and all information and documents covered by such privilege or protection, shall belong to and be controlled by Summit and may be waived only by Summit, and not by Tall Oak Midstream Holdings, and shall not pass to or be claimed or used by Tall Oak Midstream Holdings, or any of their respective Affiliates.
(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.
SUMMIT:
SUMMIT MIDSTREAM CORPORATION

By: /s/ J. Heath Deneke
Name: J. Heath Deneke
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM PARTNERS, LP
By: Summit Midstream GP, LLC, its general partner

By: /s/ J. Heath Deneke
Name: J. Heath Deneke
Title: President and Chief Executive Officer
Signature page to Securities Purchase Agreement

TALL OAK MIDSTREAM HOLDINGS:
TALL OAK MIDSTREAM HOLDINGS, LLC

By: /s/ Jason Downie
Name: Jason Downie
Title: Authorized Signatory
Solely for purposes of Section 5.3 and Section 8.16:
CONNECT MIDSTREAM:
CONNECT MIDSTREAM, LLC

By: /s/ Jason Downie
Name: Jason Downie
Title: Authorized Signatory

Signature page to Securities Purchase Agreement